Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Hill International, Inc., a Delaware corporation (the “Company”);

WHEREAS, Full Value Partners, L.P., a Delaware limited partnership, Bulldog Investors, LLC, a Delaware limited liability company, Andrew Dakos, Phillip Goldstein and Steven Samuels (collectively, the “Bulldog Parties”), Crescendo Partners II, L.P., Series M2, a Delaware limited partnership, Crescendo Investments II, LLC, a Delaware limited liability company, Crescendo Advisors II, LLC, a Delaware limited liability company, Jamarant Capital, L.P., a Delaware limited partnership, Jamarant Investors, LLC a Delaware limited liability company, The Jamarant Advisors, LLC, a Delaware limited liability company, Eric Rosenfeld, Gregory R. Monahan and David Sgro (collectively, the “Crescendo Parties”) and Paul Evans, Charles Gillman and John P. Schauerman wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) and seeking stockholder approval of certain business proposals at the 2016 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2016 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 9th day of March 2016 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.  Either the Bulldog Parties or the Crescendo Parties or their representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member at least 24 hours prior to the filing or submission thereof.

2.           So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

3.           Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for (a) the election of the persons nominated by the Group to the Board at the 2016 Annual Meeting and (b) the approval of certain business proposals submitted by the Group, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.           The Crescendo Parties agree to pay directly all expenses of Olshan in connection with the Group’s activities and the Bulldog Parties agree to pay all other expenses of the Group.

5.           Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by the Bulldog Parties and the Crescendo Parties, or their representatives, which approval shall not be unreasonably withheld.

6.           In the event that any person nominated by the Group would not be able to serve on the Board due to limitations or restrictions arising out of such nominee’s service on any other board of directors, then such nominee shall resign from such other board at the time of his election to the Board.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.           Any party hereto may terminate his/its obligations under this Agreement on 48 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.  The Group shall automatically dissolve, and each party’s obligations hereunder shall terminate, following the 2016 Annual Meeting.

11.           Each party acknowledges that Olshan shall act as counsel for the Crescendo Parties and its affiliates relating to their investment in the Company and Stephanie Darling shall act as counsel for the Bulldog Parties and its affiliates relating to their investment in the Company; provided, however, that either such counsel may act on behalf of any party hereto with the approval of such party.

12.           Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FULL VALUE PARTNERS, L.P.

By:	Full Value Advisors, LLC General Partner

By:	/s/ Phillip Goldstein
	Name:	Phillip Goldstein
	Title:	Manager

BULLDOG INVESTORS, LLC

By:	/s/ Phillip Goldstein
	Name:	Phillip Goldstein
	Title:	Member

/s/ Andrew Dakos
ANDREW DAKOS

/s/ Phillip Goldstein
PHILLIP GOLDSTEIN

/s/ Steven Samuels
STEVEN SAMUELS

Signature Page to Joint Filing and Solicitation Agreement

CRESCENDO PARTNERS II, L.P., SERIES M2

By:	Crescendo Investments II, LLC General Partner

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO INVESTMENTS II, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO ADVISORS II, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

JAMARANT CAPITAL, L.P.

By:	Jamarant Investors, LLC General Partner

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

JAMARANT INVESTORS, LLC

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

Signature Page to Joint Filing and Solicitation Agreement

JAMARANT ADVISORS, LLC

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

/s/ Eric Rosenfeld
ERIC ROSENFELD, Individually and as attorney-in-fact for Paul Evans, Charles Gillman and John P. Schauerman

/s/ Gregory R. Monahan
GREGORY R. MONAHAN

/s/ David Sgro
DAVID SGRO

Signature Page to Joint Filing and Solicitation Agreement